                                                                   EXHIBIT 10.3

                           INDUS INTERNATIONAL, INC.

                     CHANGE OF CONTROL SEVERANCE AGREEMENT

         This Change of Control Severance Agreement (the "Agreement") is made and entered into by and between Gregory J. Dukat (the "Employee") and Indus International, Inc., a Delaware Corporation (the "Company"), effective as of September 16, 2002 (the "Effective Date").

                                    RECITALS

         1. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein) of the Company.

         2. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his or her employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

         3. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control. These benefits will provide the Employee with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change of Control.

         4. Certain capitalized terms used in the Agreement are defined in Section 5 below.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and the continued employment of Employee by the Company, the parties agree as follows:

         1. Term of Agreement. This Agreement shall terminate upon the date that all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

         2. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law, except as may otherwise be specifically provided under the terms of any written formal employment agreement between the Company and the Employee (an "Employment Agreement"). If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided under his or her Employment Agreement or as may otherwise be established under the Company's then existing employee benefit plans or policies at the time of termination.

         3.       Severance Benefits

                  (a) Involuntary Termination Following a Change of Control. If within twelve (12) months following a Change of Control (A) either
(i) the Employee terminates his or her employment with the Company (or any parent or subsidiary of the Company) for "Good Reason" (as defined herein) or
(ii) the Company (or any parent or subsidiary of the Company) terminates the Employee's employment for other than "Cause" (as defined herein), and (B) the Employee signs the Company's standard release of claims with the Company, then the Employee shall receive the following severance benefits from the Company:

                           (i)      Severance Payment. The Employee shall
receive severance pay (less applicable withholding taxes) for a period of twelve (12) months from the date of such termination equal to the Employee's base salary (such base salary as in effect immediately prior to (A) the Change of Control, or (B) the Employee's termination, whichever is greater).

                           (ii)     Option Acceleration. Those outstanding
options to purchase shares of the Company's Common Stock granted to the Employee by the Company prior to the Change of Control shall accelerate and be automatically vested in full and become exercisable.

                           (iii)    Group Health Insurance Benefits. The
Company shall reimburse Employee for the premiums necessary to continue the Employee's participation in the Company's group health insurance plan pursuant to COBRA provided that the Employee takes the steps necessary to continue such coverage pursuant to COBRA.

                  (b) Timing of Severance Payments. The severance payments to which the Employee is entitled shall be paid by the Company to the Employee as salary continuation on the same basis and timing as in effect immediately prior to the Change of Control and in accordance with the Company's standard payroll practices. If the Employee should die before all amounts have been paid, such unpaid amounts shall be paid in a lump-sum payment (less any withholding taxes) to the Employee's designated beneficiary, if living, or otherwise to the personal representative of the Employee's estate.

                  (c) Voluntary Resignation; Termination For Cause. If the Employee's employment with the Company terminates (i) voluntarily by the Employee or (ii) for Cause by the Company, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

                  (d) Disability; Death. If the Company terminates the Employee's employment as a result of the Employee's Disability, or the Employee's employment terminates due to his or her death, then the Employee shall not be entitled to receive severance or other benefits except for those

(if any) as may then be established under the Company's then existing written severance and benefits plans and practices or pursuant to other written agreements with the Company.

                  (e) Termination Apart from Change of Control. In the event the Employee's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after a twelve (12) month period following a Change of Control, then the Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing written severance and benefits plans and practices or pursuant to other written agreements with the Company, including but not limited to, the Employment Agreement between the Company and Employee

                  (f) Exclusive Remedy. In the event of a termination of Employee's employment within twelve (12) months following a Change of Control, the provisions of this Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which the Employee or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement. The Employee shall be entitled to no benefits, compensation or other payments or rights upon termination of employment following a Change in Control other than those benefits expressly set forth in this Section 3.

         4. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 4, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under Section 4(a)(i) shall be either:

                  (a)      delivered in full, or

                  (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 4 shall be made in writing by the Company's independent public accountants immediately prior to Change of Control (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

         5. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                  (a) Cause. "Cause" means (i) an act of dishonesty made by the Employee in connection with such Employee's responsibilities as an employee, (ii) the Employee's arrest for, conviction of, or plea of nolo contendre to, a felony which the Board reasonably believes had or will have a material detrimental effect on the Company's reputation or business, (iii) the Employee's gross misconduct, (iv) the Employee's continued substantial violations of such Employee's duties as an employee after the Employee has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that the Employee has not substantially performed such Employee's duties.

                  (b) Change of Control. "Change of Control" means the occurrence of any of the following:

                           (i)      Any "person" (as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing seventy-five percent (75%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (ii)     Any action or event occurring within a
two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
(A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company), or (C) are approved by Warburg Pincus LLC so long as it is the beneficial owner of not less than twenty-five percent (25%) of the then outstanding voting securities; or

                           (iii)    The consummation of a merger or
consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-five percent (55%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                           (iv)     The consummation of the sale, lease or
other disposition by the Company of all or substantially all the Company's assets.

                  (c) Disability. "Disability" shall mean that the Employee has been unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

                  (d) Good Reason. "Good Reason" means without the Employee's consent (i) a significant reduction or elimination of the Employee's duties or responsibilities , unless the Employee is provided with a comparable position (i.e., a position of equal or greater duties, compensation and status); (ii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the base compensation of the Employee as in effect immediately prior to such reduction other than in connection with a general reduction in executive officer compensation; (iv) a material reduction by the Company in the kind or level of benefits to which the Employee was entitled immediately prior to such reduction with the result that such Employee 's overall benefits package is significantly reduced other than in connection with a general reduction in the kind or level of benefits offered by the Company; (v) the relocation of the Employee to a facility or a location more than fifty (50) miles from such Employee's then current location.

         6.       Successors.

                  (a) The Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

                  (b) The Employee's Successors. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         7.       Conditional Nature of Severance Payments.

                  (a) Conditions Precedent and Subsequent. Notwithstanding anything in this Agreement to the contrary, Employee's full compliance with the terms of the covenants set forth in this Section 7 is an express condition precedent to his or her right to receive the compensation set forth in Section
3. In the event that Employee violates any of the terms of the covenants set forth in this Section 7, Employee shall have no right to receive any compensation under Section 3 of this Agreement. Employee acknowledges and agrees that he or she may receive compensation pursuant to Section 3 prior to the expiration of the covenants set forth in this Section 7. Under such circumstances, Employee's continued compliance with the terms of the covenants in this Section 7 is an express condition subsequent to his right to receive and retain the compensation set forth in Section 3. In the event that Employee violates any of the terms of the covenants set forth in this Section 7 after Employee already has received some or all of the compensation to which he or she otherwise is entitled under Section 3, all amounts previously paid to Employee by the Company must be returned to the Company immediately and Employee will not be entitled to receive any such compensation thereafter.

                  (b) Non-Solicitation of Customers. Employee agrees that, during his or her employment and for a period of twelve (12) months immediately following his or her resignation for "Good Reason" or termination by the Company for a reason other than "Cause," he or she will comply with the provisions of Section 5(b) of his Employment Agreement.

                  (c) Non-Solicitation of Employees. Employee agrees that, during his or her employment and for a period of twelve (12) months immediately following his or her resignation for "Good Reason" or termination by the Company for "Cause", he or she will comply with the provisions of Section 5(a) of his Employment Agreement.

                  (d) Nondisclosure of Trade Secrets and Confidential Information. Employee agrees that, during his or her employment and following his or her resignation for "Good Reason" or termination by the Company for "Cause", he or she will comply with the provisions of Section 4 of his Employment Agreement.

                  (e) Covenant Not to Compete. Employee currently is employed in the position of EXECUTIVE VICE PRESIDENT OF WORLDWIDE OPERATIONS. Employee agrees that attached hereto as Exhibit A, and expressly incorporated herein by reference, is a true and correct copy of the job description of his or her position. Employee acknowledges that this job description accurately describes his or her duties and responsibilities for Employer. Employee agrees that, during his or her employment, and for a period of twelve (12) months immediately following his or her resignation for "Good Reason" or termination by the Company for a reason other than "Cause," he or she will not, in the Restricted Territory, provide services that are the same or substantially similar to some or all of the duties and obligations described on Exhibit A to or on behalf of himself, herself or any other person or entity engaged in the Business in competition with the Company. For purposes of this provision, "Restricted Territory" means Atlanta, Georgia and "Business" means the design, product development, sale, marketing, implementation or support of enterprise asset management computer software products or services. Employee and Employer acknowledge and agree that Employee's job duties may change during the term of this Agreement such that the job description attached hereto as Exhibit A is no longer a complete and/or accurate description of Employee's duties and responsibilities. Under such circumstances, either Employee or Employer may request that Exhibit A be revised to accurately and/or completely describe Employee's job, and Employer and Employee agree to negotiate reasonably and in good faith regarding such revisions.

                  (f) Severability. The covenants set forth herein are separate and independent. If any portion of any covenant is held to be invalid, void or unenforceable in any court of competent jurisdiction, such defect shall not render invalid, void or unenforceable any other portion of this Agreement. If any portion of this Agreement is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, or definition(s) of activities or information covered is unreasonable, the unreasonable term shall be redefined or replaced such that the intent of the parties in entering this Agreement will not be impaired and the provision in question will be enforceable to the fullest extent of the applicable laws.

                  (g) Reasonableness and Relief. Employee agrees that the covenants contained herein are reasonable and necessary means to protect the Company's interests in its goodwill, Trade Secrets, Confidential Information and intellectual property and that they will not unreasonably interfere with his or her ability to earn a living should his or her employment be terminated. Employee agrees that any breach by him or her of these covenants will cause irreparable harm and injury to the Company and will leave it with no adequate remedy at law. Employee agrees that, in the event that such a breach occurs, the Company will be entitled to recover any remedy permitted under applicable law in addition to any remedy provided herein, including, among other appropriate relief, injunctive relief in any appropriate court without the necessity of posting a bond.

                  (h) Understanding of Covenants. The Employee represents that he (i) is familiar with the foregoing covenants, and (ii) is fully aware of his or her obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

         8.       Notice.

                  (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its President.

                  (b) Notice of Termination. Any termination by the Company for Cause or by the Employee for Good Reason or as a result of a voluntary resignation shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than thirty
(30) days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his or her rights hereunder.

         9.       Miscellaneous Provisions.

                  (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

                  (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (c) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

                  (d) Entire Agreement. Together with the Employment Agreement between the parties, this Agreement constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.

                  (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia.

                  (f) Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the jurisdiction of The United States District Court for the Northern District of Georgia or any court of the State of Georgia located in Fulton County and in any action, suit or proceeding arising in connection with this Agreement, agrees that any such action, suit or proceeding may be brought in such court (and waives any objection based on forum non conveniens or any other objection to venue therein to the extent permitted by law), provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts. Nothing herein shall affect the right of any party to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

                  (g) Severability; Withholding; Counterparts. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.



COMPANY                                             EMPLOYEE



By:    /s/ Thomas R. Madison         By:      /s/ Gregory J. Dukat
       ------------------------               ---------------------------

Title: Chief Executive Officer       Title:   EVP of Worldwide Operations

Date:  9-13-02                       Date:    9/6/02
       ------------------------               ---------------------------